UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

December 7, 2004

Date of report (Date of earliest event reported)

PepsiAmericas, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-15019	13-6167838
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4000 Dain Rauscher Plaza

60 South Sixth Street

Minneapolis, Minnesota 55402

(Address of principal executive offices, including zip code)

(612) 661-3883

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 7, 2004, PepsiAmericas, Inc., as Borrower, entered into a credit agreement (the “Agreement”) with the Initial Lenders, as Initial Lenders, the Initial Issuing Banks, as Initial Issuing Banks, JPMorgan Chase Bank, N.A., as Syndication Agent, Bank of America, N.A. and Wachovia Bank, National Association, as Document Agents, Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., as Joint Lead Arrangers, and Citigroup USA, Inc., as Agent for the Lenders, providing for a five-year, $500,000,000 unsecured revolving credit facility.  The facility is for general corporate purposes, including commercial paper backstop.  It replaces our preexisting 364-day facility on substantially identical terms.

The Agreement contains terms customary for facilities of this nature, including certain restrictions on liens, change of business, and transactions with affiliates; requirements with respect to reporting, maintaining corporate existence, compliance with law, and maintaining in force bottling agreements with PepsiCo, Inc.; other affirmative and negative covenants; and events of default.  It contains one financial covenant:  we must maintain an EBITDA to interest expense ratio of greater than 3.0 to 1.0.

The Agreement, which appears as Exhibit 10 to this report, is incorporated by reference in response to this Item 1.01.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

                (c)           See “Exhibit Index.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PepsiAmericas, Inc.

Date: December 10, 2004	By:	/s/ G. Michael Durkin, Jr.
G. Michael Durkin, Jr.
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

10            U.S. $500,000,000 Five-Year Credit Agreement, dated as of December 7, 2004, among PepsiAmericas, Inc. as Borrower, the Initial Lenders, as Initial Lenders, the Initial Issuing Banks, as Initial Issuing Banks, JPMorgan Chase Bank, N.A., as Syndication Agent, Bank of America, N.A. and Wachovia Bank, National Association, as Document Agents, Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., as Joint Lead Arrangers, and Citigroup USA, Inc., as Agent for the Lenders.